EX-99.B(g)tgtcaexb2

CUSTODIAN AGREEMENT

APPENDIX B

Portfolios of

W&R TARGET FUNDS, INC.

Custodian Agreement
Portfolio	Originally Effective:

Asset Strategy Portfolio	May 13, 1998*
Balanced Portfolio	May 13, 1998*
Bond Portfolio	May 13, 1998*
Core Equity Portfolio	May 13, 1998*
Dividend Income Portfolio	November 19, 2003
Energy Portfolio	November 9, 2005
Global Natural Resources Portfolio	November 10, 2004
Growth Portfolio	May 13, 1998*
High Income Portfolio	May 13, 1998*
International Growth Portfolio
(formerly, International Portfolio)	May 13, 1998*
International Value Portfolio
(formerly, International II Portfolio)	August 20, 2003
Limited-Term Bond Portfolio	May 13, 1998*
Micro Cap Growth Portfolio	August 20, 2003
Mid Cap Growth Portfolio	November 10, 2004
Money Market Portfolio	May 13, 1998*
Mortgage Securities Portfolio	February 18, 2004
Real Estate Securities Portfolio	February 18, 2004
Science and Technology Portfolio	May 13, 1998*
Small Cap Growth Portfolio	May 13, 1998*
Small Cap Value Portfolio	August 20, 2003
Value Portfolio	February 14, 2001

*As amended and restated.